Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER 2016 RESULTS; AND UPDATES GUIDANCE

RUTLAND, VERMONT (July 28, 2016) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended June 30, 2016. The company also increased its Adjusted EBITDA* guidance and reaffirmed its revenue and Free Cash Flow* guidance for the year ending December 31, 2016.

Highlights for the Three Months Ended June 30, 2016:

•	Revenues were $144.7 million for the quarter, up $1.0 million, or 0.7%, from the same period in 2015.

•	Net income was $5.2 million for the quarter, an improvement of $4.2 million from the same period in 2015.

•	Adjusted EBITDA was $34.8 million for the quarter, an improvement of $4.1 million, or 13.3%, from the same period in 2015.

•	Adjusted Operating Income* for the quarter was $15.6 million, an improvement of $4.6 million, or 42.4%, from the same period in 2015.

•	Overall solid waste pricing for the quarter was up 3.5%, mainly driven by strong collection pricing up 4.8%.

“We had another strong quarter as our team executed well against our key management strategies as the regional economy continued to strengthen,” said John W. Casella, chairman and CEO of Casella Waste Systems, Inc. “Our results clearly demonstrated this improvement, with operating income up $4.2 million and margins up 290 bps year-over-year in the second quarter.”

“Achievement of our strategies is clearly driving positive results, with residential and commercial collection pricing up 5.3% on our focused pricing programs,” Casella said. “Further, our efforts to reduce operating costs and drive efficiencies continue to gain traction across each line-of-business with cost of operations as a percentage of revenues down 290 bps year-over-year. Recycling operating income was up $0.9 million year-over-year as our efforts to reshape the recycling business model has improved financial performance in these low commodity markets and helped to mitigate commodity risk. Finally, we continue to expand profitable revenues through our innovative resource solutions offerings.”

“As expected, we did experience volume headwinds at the landfills during the quarter, with tons down 8.4% year-over-year, as the unseasonably warm northeast winter resulted in a pull-forward of volumes from the second quarter to the first quarter, our efforts to improve price at select sites has dampened volume growth, and energy related waste streams were down in the Marcellus,” Casella said. “With that said, landfill volumes year-to-date were up 51,000 tons, or 2.6%, year-over-year, with particular strength in construction and demolition volumes, which were up 124,000 tons year-over-year.”

“Over the last several months, we continued to redeem and repurchase our 7.75% Senior Subordinated Notes due 2019, with $39.4 million of these bonds being permanently retired through July 1, 2016,” Casella said. “Through our continued cash flow growth and debt repayment, we further reduced our consolidated leverage ratio during the second quarter. Going forward, we remain committed to reducing leverage and improving free cash flow generation by using excess cash to retire our highest cost debt.”

“In closing, I am very pleased with our financial and operational performance during the quarter, and believe that we are well positioned to continue to execute for the remainder of fiscal year 2016 and beyond,” Casella said.

For the quarter, revenues were $144.7 million, up $1.0 million, or 0.7%, from the same period in 2015, with revenue growth mainly driven by robust collection, disposal and recycling commodity pricing, the acquisition of three transfer stations, and higher volumes in our organics line-of-business, partially offset by lower landfill and low margin transportation volumes.

Net income attributable to common stockholders was $5.2 million, or $0.12 per diluted common share for the quarter, compared to net income attributable to common stockholders of $1.0 million, or $0.03 per diluted common share for the same period in 2015. The current quarter included a $0.6 million loss on debt extinguishment related to the redemption, repurchase and permanent retirement of $15.5 million of our 7.75% Senior Subordinated Notes due 2019, while the same quarter last year included a $0.7 million gain on the divestiture of non-strategic collection routes.

Operating income was $15.6 million for the quarter, up $4.3 million from the same period in 2015, whereas Adjusted Operating Income was $15.6 million for the quarter, up $4.6 million from the same period in 2015. Adjusted EBITDA was $34.8 million for the quarter, up $4.1 million from the same period in 2015, with growth mainly driven by improved performance in the collection, recycling, organics and customer solutions lines-of-business.

Net cash provided by operating activities was $33.9 million in the quarter, up $4.3 million from the same period in 2015. Free Cash Flow was $18.0 million in the quarter, as compared to $18.3 million for the same period in 2015. Normalized Free Cash Flow* was $18.0 million in the quarter, as compared to $18.6 million for the same period in 2015. The current quarter did not include any adjustments, while the same period in 2015 included a $0.3 million adjustment for the cash outlays associated with capping at our Worcester landfill.

Highlights for the Six Months Ended June 30, 2016:

•	Revenues year-to-date were $270.1 million, up $9.8 million, or 3.8%, from the same period in 2015.

•	Net loss year-to-date was ($2.4) million, an improvement of $4.6 million from the same period in 2015.

•	Adjusted EBITDA year-to-date was $54.1 million, an improvement of $8.9 million, or 19.6%, from the same period in 2015.

•	Adjusted Operating income year-to-date was $17.6 million, an improvement of $8.4 million, or 92.2%, from the same period in 2015.

For the six months ended June 30, 2016, revenues were $270.1 million, up $9.8 million, or 3.8%, from the same period in 2015, mainly driven by robust collection and disposal pricing, and higher volumes in our organics line-of-business, partially offset by lower disposal volumes and lower energy pricing.

Net loss attributable to common stockholders was ($2.4) million, or ($0.06) per diluted common share year-to-date, compared to ($8.2) million, or ($0.20) per diluted common share for the same period in 2015.

Operating income was $17.6 million year-to-date, up $3.1 million from the same period in 2015. Adjusted Operating Income was $17.6 million year-to-date, up $8.4 million from the same period in 2015. Adjusted EBITDA was $54.1 million year-to-date, up $8.9 million from the same period in 2015.

Net cash provided by operating activities was $35.6 million year-to-date, up $11.7 million from the same period in 2015. Free Cash Flow was $9.8 million year-to-date, as compared to $10.8 million for the same period in 2015. Normalized Free Cash Flow was $9.8 million year-to-date, as compared to $8.3 million for the same period in 2015. The current year-to-date period did not include any adjustments, while the same period in 2015 included a $3.1 million adjustment for the net cash proceeds from the CARES dissolution and a $0.6 million adjustment for the cash outlays associated with capping at the Worcester landfill.

Outlook

Given our strong pricing and operational efficiency performance year-to-date, the company is increasing its Adjusted EBITDA guidance for the year ending December 31, 2016 by estimating results in the following range:

•	Adjusted EBITDA between $113 million and $116 million (increased from a range of $111 million to $115 million).

The company reaffirms its Revenue and Free Cash Flow guidance for the year by estimating results in the following ranges:

•	Revenues between $550 million and $560 million; and

•	Free Cash Flow between $20 million and $24 million.

Capital expenditures are projected to be between $50 million and $54 million for the year, up from our previously announced range due to higher construction costs associated with the time-sensitive construction schedule at the Ontario landfill that faced significant permitting delays in 2015.

The company does not provide reconciling information for forward-looking periods because such information is not available without an unreasonable effort. The company believes that such information is not significant to an understanding of its non-GAAP measures for forward-looking periods because its methodology for calculating such non-GAAP measures is based on sensitivity analysis compared to budget at the business unit level rather than on differences from GAAP financial measures.

Conference call to discuss quarter

The company will host a conference call to discuss these results on Friday, July 29, 2016 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.

A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 48538723) until 1:00 p.m. ET on August 5, 2016.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the company’s website at http://www.casella.com.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted

EBITDA”), which is a non-GAAP measure.

The company also discloses earnings before interest and taxes, adjusted for gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP measure.

The company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, less contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP measure.

And lastly, the company discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, plus cash (inflows) outflows associated with certain business dissolutions (“Normalized Free Cash Flow”), which is a non-GAAP measure.

Adjusted EBITDA and Adjusted Operating Income are reconciled to net loss, while Free Cash Flow and Normalized Free Cash Flow are reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, or Normalized Free Cash Flow presented by other companies.

Safe Harbor Statement

Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results and guidance, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; groundwater contamination discovered near our Southbridge landfill may delay our permitting activities at that landfill and result in costs and liabilities as well as impacting our disposal revenues at that site, each of which could impact our results of operations; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and actions of activist investors and the cost and disruption of responding to those actions. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2015.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$144,670	$143,714	$270,103	$260,292

Operating expenses:
Cost of operations	95,188	98,737	185,606	186,569
General and administration	18,084	18,071	36,672	34,876
Depreciation and amortization	15,802	16,241	30,255	29,990
Divestiture transactions	—	(677)	—	(5,611)

	129,074	132,372	252,533	245,824

Operating income	15,596	11,342	17,570	14,468

Other expense (income):
Interest expense, net	9,944	10,080	19,870	20,065
Loss on debt extinguishment	593	—	545	521
Loss on derivative instruments	—	47	—	198
Other income	(363)	(46)	(504)	(209)

Other expense, net	10,174	10,081	19,911	20,575

Income (loss) before income taxes	5,422	1,261	(2,341)	(6,107)
Provision for income taxes	230	318	81	914

Net income (loss)	5,192	943	(2,422)	(7,021)

Less: Net (loss) income attributable to noncontrolling interests	(3)	(82)	(9)	1,226

Net income (loss) attributable to common stockholders	$5,195	$1,025	$(2,413)	$(8,247)

Basic weighted average common shares outstanding	41,132	40,447	41,064	40,432

Basic earnings per share	$0.13	$0.03	$(0.06)	$(0.20)

Diluted weighted average common shares outstanding	41,598	40,846	41,064	40,432

Diluted earnings per common share	$0.12	$0.03	$(0.06)	$(0.20)

Adjusted EBITDA	$34,787	$30,715	$54,050	$45,194

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS	June 30, 2016	December 31, 2015
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$2,382	$2,312
Accounts receivable — trade, net of allowance for doubtful accounts	61,083	60,167
Other current assets	15,124	14,189

Total current assets	78,589	76,668
Property, plant and equipment, net of accumulated depreciation and amortization	398,747	402,252
Goodwill	119,899	118,976
Intangible assets, net	8,425	9,252
Restricted assets	1,762	2,251
Cost method investments	12,333	12,333
Other non-current assets	11,866	11,937

Total assets	$631,621	$633,669

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,411	$1,448
Accounts payable	46,037	44,921
Other accrued liabilities	37,186	38,977

Total current liabilities	84,634	85,346
Long-term debt and capital leases, less current maturities	501,804	505,985
Other long-term liabilities	67,372	63,935
Total stockholders’ deficit	(22,189)	(21,597)

Total liabilities and stockholders’ deficit	$631,621	$633,669

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(2,422)	$(7,021)
Adjustments to reconcile net loss to net cash provided by operating activities -
Depreciation and amortization	30,255	29,990
Depletion of landfill operating lease obligations	4,443	4,359
Interest accretion on landfill and environmental remediation liabilities	1,782	1,704
Amortization of debt issuance costs and discount on long-term debt	2,079	1,999
Stock-based compensation expense	1,622	1,435
Gain on sale of property and equipment	(520)	(93)
Divestiture transactions	—	(5,611)
Loss on debt extinguishment	545	521
Loss on derivative instruments	—	198
Excess tax benefit on the vesting of share based awards	—	(153)
Deferred income taxes	303	416
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(2,502)	(3,855)

Net cash provided by operating activities	35,585	23,889

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(2,439)	—
Acquisition related additions to property, plant and equipment	(38)	—
Additions to property, plant and equipment	(23,460)	(16,311)
Payments on landfill operating lease contracts	(3,326)	(1,425)
Proceeds from divestiture transactions	—	5,335
Proceeds from sale of property and equipment	957	259
Proceeds from property insurance settlement	—	546

Net cash used in investing activities	(28,306)	(11,596)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	126,000	231,728
Principal payments on long-term debt	(132,716)	(239,340)
Payments of debt issuance costs	(682)	(8,063)
Payments of debt extinguishment costs	(310)	—
Excess tax benefit on the vesting of share based awards	—	153
Change in restricted cash	499	5,677
Distribution to noncontrolling interest holder	—	(1,495)

Net cash used in financing activities	(7,209)	(11,340)

Net increase in cash and cash equivalents	70	953
Cash and cash equivalents, beginning of period	2,312	2,205

Cash and cash equivalents, end of period	$2,382	$3,158

Supplemental Disclosures of Cash Flow Information:
Cash interest	$18,394	$17,063
Cash income taxes, net of refunds	$203	$55

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$866	$—

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(Unaudited)

(In thousands)

Following is a reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted Operating Income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$5,192	$943	$(2,422)	$(7,021)
Provision for income taxes	230	318	81	914
Other income	(363)	(46)	(504)	(209)
Loss on derivative instruments	—	47	—	198
Loss on debt extinguishment	593	—	545	521
Interest expense, net	9,944	10,080	19,870	20,065
Divestiture transactions	—	(677)	—	(5,611)
Depreciation and amortization	15,802	16,241	30,255	29,990
Proxy contest costs	—	284	—	284
Depletion of landfill operating lease obligations	2,493	2,669	4,443	4,359
Interest accretion on landfill and environmental remediation liabilities	896	856	1,782	1,704

Adjusted EBITDA	$34,787	$30,715	$54,050	$45,194
Depreciation and amortization	(15,802)	(16,241)	(30,255)	(29,990)
Depletion of landfill operating lease obligations	(2,493)	(2,669)	(4,443)	(4,359)
Interest accretion on landfill and environmental remediation liabilities	(896)	(856)	(1,782)	(1,704)

Adjusted Operating Income	$15,596	$10,949	$17,570	$9,141

Following is a reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow and Normalized Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Cash Provided By Operating Activities	$33,861	$29,584	$35,585	$23,889
Capital expenditures	(13,612)	(11,867)	(23,460)	(16,311)
Payments on landfill operating lease contracts	(2,826)	(947)	(3,326)	(1,425)
Proceeds from divestiture transactions	—	785	—	5,335
Proceeds from sale of property and equipment	598	170	957	259
Proceeds from property insurance settlement	—	546	—	546
Distribution to noncontrolling interest holder	—	—	—	(1,495)

Free Cash Flow	$18,021	$18,271	$9,756	$10,798

Landfill closure, site improvement and remediation expenditures (i)	—	319	—	553
Net cash proceeds from CARES dissolution (ii)	—	—	—	(3,055)

Normalized Free Cash Flow	$18,021	$18,590	$9,756	$8,296

(i)	Includes cash outlays associated with Worcester landfill capping.
(ii)	Includes cash proceeds and cash distribution associated with the dissolution of CARES.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and six months ended June 30, 2016 and 2015 are as follows:

	Three Months Ended June 30,
	2016	% of Total Revenue	2015	% of Total Revenue
Collection	$63,685	44.0%	$60,636	42.2%
Disposal	39,384	27.2%	44,064	30.6%
Power generation	1,460	1.0%	1,564	1.1%
Processing	1,747	1.3%	1,665	1.2%

Solid waste operations	106,276	73.5%	107,929	75.1%
Organics	12,171	8.4%	10,847	7.5%
Customer solutions	13,407	9.3%	13,476	9.4%
Recycling	12,816	8.8%	11,462	8.0%

Total revenues	$144,670	100.0%	$143,714	100.0%

	Six Months Ended June 30,
	2016	% of Total Revenue	2015	% of Total Revenue
Collection	$121,536	45.0%	$113,962	43.8%
Disposal	71,637	26.5%	71,831	27.6%
Power generation	3,167	1.2%	3,612	1.4%
Processing	2,720	1.0%	2,785	1.0%

Solid waste operations	199,060	73.7%	192,190	73.8%
Organics	21,106	7.8%	19,867	7.6%
Customer solutions	26,483	9.8%	26,479	10.2%
Recycling	23,454	8.7%	21,756	8.4%

Total revenues	$270,103	100.0%	$260,292	100.0%

Components of revenue growth for the three months ended June 30, 2016 compared to the three months ended June 30, 2015 are as follows:

Solid Waste Operations:	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Collection	$2,921	4.8%	2.7%	2.0%
Disposal	830	1.9%	0.8%	0.6%

Solid Waste Price	3,751		3.5%	2.6%

Collection	302		0.3%	0.2%
Disposal	(6,293)		-5.8%	-4.4%
Processing	16		0.0%	0.0%

Solid Waste Volume	(5,975)		-5.5%	-4.2%

Fuel surcharge	(35)		0.0%	0.0%
Commodity price & volume	(32)		0.0%	0.0%
Acquisitions, net divestitures	638		0.5%	0.4%

Total Solid Waste	(1,653)		-1.5%	-1.2%

Organics	1,324			1.0%

Customer Solutions	(69)			0.0%

Recycling Operations:		% of Recycling Operations
Price	1,103	9.6%	0.7%
Volume	251	2.2%	0.2%

Total Recycling	1,354	11.8%	0.9%

Total Company	$956		0.7%

Solid Waste Internalization Rates by Region for the three and six months ended June 30, 2016 and 2015 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Eastern region	53.0%	48.1%	49.2%	46.5%
Western region	75.6%	74.0%	74.3%	73.0%
Solid waste internalization	63.7%	60.4%	60.9%	59.1%

Components of Capital Expenditures for the three and six months ended June 30, 2016 and 2015 are as follows (iv):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total Growth Capital Expenditures	$2,116	$1,711	$3,462	$2,449
Replacement Capital Expenditures:
Landfill development	$7,670	$4,380	$11,457	$5,618
Vehicles, machinery, equipment and containers	3,150	4,994	7,344	6,707
Facilities	526	334	680	503
Other	150	448	517	1,034

Total Replacement Capital Expenditures	$11,496	$10,156	$19,998	$13,862

Total Growth and Replacement Capital Expenditures	$13,612	$11,867	$23,460	$16,311

(iv)	Our capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.